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                                                                   Exhibit 32.02

         I, Richard J. Miller, Executive Vice President and Chief Financial Officer, of Cardinal Health, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual report on Form 10-K for the fiscal year ended June 30, 2003, (the "Periodic Report") containing the financial statements of the Company, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m), and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 29, 2003

                               /s/ Richard J. Miller
                               ---------------------
                               Richard J. Miller
                               Executive Vice President, and
                               Chief Financial Officer